Western Alliance Reports Record Third Quarter 2015 Financial Performance
PHOENIX--(BUSINESS WIRE)--October 15, 2015--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the third quarter 2015. These results include the performance of Bridge Bank, which was acquired on June 30, 2015.
Third Quarter 2015 Highlights:

•	Net income of $59.1 million, compared to $34.7 million for the second quarter 2015, and $40.9 million for the third quarter 2014

•	Earnings per share of $0.58, compared to $0.39 per share in the second quarter 2015, and $0.46 per share in the third quarter 2014

•
Net income and earnings per share above includes a total benefit of $0.05 per share from net unrealized gains on assets and liabilities measured at fair value, non-recurring tax benefits, and accelerated recognition of accretion income, offset by acquisition and other non-recurring expenses

•	Pre-tax, pre-provision operating earnings of $73.7 million, up 23.5% from $59.7 million in the second quarter 2015, and up 42.2% from $51.9 million in the third quarter 2014[1]

•	Net operating revenue of $145.9 million, constituting year-over-year growth of 40.9%, or $42.4 million, compared to an increase in operating expenses of 39.6%, or $20.5 million[1]

•	Net interest margin of 4.59%, compared to 4.41% in the second quarter 2015, and 4.43% in the third quarter 2014

•	Efficiency ratio of 46.8%, compared to 44.7% in the second quarter 2015, and 47.1% in the third quarter 2014[1]

•	Total loans of $10.79 billion, up $427 million from June 30, 2015, and up $2.86 billion from September 30, 2014

•	Total deposits of $11.61 billion, up $203 million from June 30, 2015, and up $2.91 billion from September 30, 2014

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.76% of total assets, from 0.88% at June 30, 2015, and from 1.23% at September 30, 2014

•	Net loan recoveries (annualized) to average loans outstanding of 0.08%, compared to 0.13% in the second quarter 2015, and 0.15% in the third quarter 2014

•	Tangible common equity ratio of 8.9%, compared to 8.7% at June 30, 2015, and 8.2% at September 30, 2014

•	Stockholders' equity of $1.58 billion, an increase of $69 million from June 30, 2015, and an increase of $581 million from September 30, 2014

•	Tangible book value per share, net of tax, of $11.86, an increase of 5.4% from $11.25 at June 30, 2015, and an increase of 24.4% from $9.53 at September 30, 2014[1]

Financial Performance
"Western Alliance performed strongly in all key metrics in the third quarter," remarked Robert Sarver, Chief Executive Officer and Chairman of Western Alliance Bancorporation, "delivering record net income of $59.1 million and earnings per share of $0.58 to our shareholders. Thanks in part to the recent addition of Bridge Bank, net operating revenue was $145.9 million, an increase of over 40% from last year. Notably, fee income increased primarily due to Bridge. Loans increased $427 million from the prior quarter to $10.8 billion and deposits also increased $203 million to $11.6 billion. We also recorded our seventh consecutive quarter of net loan recoveries." Sarver continued, "The first quarter of Bridge's operations under Western Alliance has exceeded our expectations in terms of financial performance, customer retention, and growth."
Income Statement
Net interest income was $137.4 million in the third quarter 2015, an increase of $28.7 million, or 26.4% from $108.7 million in the second quarter 2015, and an increase of $39.3 million, or 40.1%, compared to the third quarter 2014. Net interest income in the third quarter 2015 includes $7.0 million of total accretion income from acquired loans.
The Company’s net interest margin increased in the third quarter 2015 to 4.59%, compared to 4.41% in the second quarter 2015, and 4.43% in the third quarter 2014. The increase in net interest margin for the quarter primarily relates to accretion from acquired Bridge loans.
Operating non-interest income was $8.5 million for the third quarter 2015, compared to $5.6 million for the second quarter of 2015, and $5.5 million for the third quarter 2014.1
Net operating revenue was $145.9 million for the third quarter 2015, an increase of $31.6 million, or 27.6%, compared to $114.3 million for the second quarter 2015, and an increase of $42.4 million, or 40.9%, compared to $103.6 million for the third quarter 2014.1
Operating non-interest expense was $72.2 million for the third quarter 2015, compared to $54.6 million for the second quarter 2015, and $51.7 million for the third quarter 2014.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 46.8% for the third quarter 2015, a decline from 44.7% for the second quarter 2015, and an improvement from 47.1% for the third quarter 2014.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2015, the Company’s pre-tax, pre-provision operating earnings were $73.7 million, up 23.5% from $59.7 million in the second quarter 2015, and up 42.2% from $51.9 million in the third quarter 2014.1
The non-operating items for the third quarter 2015 consisted primarily of net unrealized gains on assets and liabilities measured at fair value of $5.4 million. Other non-operating items include acquisition / restructure expense of $0.8 million incurred in connection with the acquisition of Bridge, $0.1 million of net losses on sales of investment securities, and a $0.1 million net gain on sales and valuations of repossessed and other assets.
The Company had 1,415 full-time equivalent employees and 47 offices at September 30, 2015, compared to 1,120 employees and 39 offices at September 30, 2014.

Balance Sheet
Gross loans totaled $10.79 billion at September 30, 2015, an increase of $427 million from $10.36 billion at June 30, 2015, and an increase of $2.86 billion from $7.93 billion at September 30, 2014. The year-over-year increase relates primarily to the Bridge acquisition as of June 30, 2015. At September 30, 2015, the allowance for credit losses was 1.09% of total loans, compared to 1.11% at June 30, 2015, and 1.38% at September 30, 2014, reflecting an improvement in the Company’s asset quality profile and historical losses. Consistent with GAAP, the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans, was 1.32% at September 30, 2015, compared to 1.35% at June 30, 2015, and 1.54% at September 30, 2014.
Deposits totaled $11.61 billion at September 30, 2015, an increase of $203 million from $11.41 billion at June 30, 2015, and an increase of $2.91 billion from September 30, 2014. Non-interest bearing deposits were $4.08 billion at September 30, 2015, compared to $3.92 billion at June 30, 2015, and $2.25 billion at September 30, 2014. Non-interest bearing deposits comprised 35.1% of total deposits at September 30, 2015, compared to 34.4% at June 30, 2015, and 25.8% at September 30, 2014. The increase in the proportion of the Company's non-interest bearing deposits from the prior year is due to Bridge's higher proportion of non-interest bearing deposits. The proportion of savings and money market balances to total deposits decreased to 40.2% from 41.5% at June 30, 2015, and from 42.4% at September 30, 2014. Certificates of deposit as a percentage of total deposits were 15.8% at September 30, 2015, compared to 15.3% at June 30, 2015, and 22.5% at September 30, 2014. The Company’s ratio of loans to deposits was 92.9% at September 30, 2015, compared to 90.8% at June 30, 2015, and 91.2% at September 30, 2014.
Borrowings totaled $300 million at September 30, 2015, an increase of $230 million from $70 million at June 30, 2015, and a decrease of $31 million from $331 million at September 30, 2014. The increase from the prior quarter is due to increased Federal Home Loan Bank ("FHLB") overnight advances. The decrease from the prior year is due to the payoff of all of our outstanding 10% Senior Notes, which decreased borrowings by $58 million, offset by increased FHLB overnight advances. Qualifying debt totaled $207 million at September 30, 2015, compared to $208 million at June 30, 2015, and an increase of $165 million from $42 million at September 30, 2014. The year-over-year increase is primarily due to the issuance of $150 million of subordinated debt and the assumption of $11 million in junior subordinated debt from Bridge in the second quarter 2015.
Stockholders’ equity at September 30, 2015 was $1.58 billion, compared to $1.51 billion at June 30, 2015, and $1.00 billion at September 30, 2014. The increase in stockholders' equity from September 30, 2014 is primarily due to the issuance of 12.5 million shares of the Company's common stock in connection with the acquisition of Bridge.
At September 30, 2015, tangible common equity, net of tax, was 8.9% of tangible assets1 and total capital under the Basel III federal regulatory standards was 12.1% of risk-weighted assets. The Company’s tangible book value per share1 was $11.86 at September 30, 2015, up 24.4% from September 30, 2014.
Total assets increased 3.6% to $13.96 billion at September 30, 2015, from $13.47 billion at June 30, 2015, and increased 35.6% from $10.29 billion at September 30, 2014. The increase in total assets from the prior year was primarily related to the Bridge acquisition.
Asset Quality
There was no provision for credit losses for the second and third quarters of 2015, compared to $0.4 million for the third quarter 2014. Net loan recoveries in the third quarter 2015 were $2.0 million, or 0.08% of average loans (annualized), compared to $3.0 million, or 0.13%, in the second quarter 2015, respectively, and $2.8 million, or 0.15%, for the third quarter 2014, respectively.
Nonaccrual loans decreased $11.7 million to $47.7 million during the quarter. Loans past due 90 days and still accruing interest totaled $5.6 million at September 30, 2015, compared to $8.3 million at June 30, 2015, and $3.6 million at September 30, 2014. Loans past due 30-89 days and still accruing interest totaled $19.6 million at quarter end, an increase from $4.0 million at June 30, 2015, and an increase from $16.5 million at September 30, 2014.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 17.2% at September 30, 2015, from 18.5% at June 30, 2015, and from 21.5% at September 30, 2014.1

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. As a result of the acquisition of Bridge on June 30, 2015, former Bridge activities were allocated between the newly formed Northern California segment and the Central Business Lines ("CBL") segment. As a substantial portion of Bridge's balance sheet is generated from nationally-focused business lines, the operations of these business lines are included in the CBL segment. Substantially all of the remaining assets and liabilities are included in the Northern California segment. The Southern California segment represents legacy Western Alliance operations in California, excluding two branches located in northern California, which are now included in the Northern California segment.
The Arizona, Nevada, Southern California, and Northern California segments provide full service banking and related services to their respective markets. The Company's CBL segment provides specialized banking services to niche markets and, as of June 30, 2015, includes the operations of Bridge. These CBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and CBL segments include loan and deposit growth, asset quality, and pre-tax income.
Arizona reported a gross loan balance of $2.71 billion at September 30, 2015, an increase of $273 million during the quarter, and an increase of $501 million during the last 12 months. Deposits were $2.46 billion at September 30, 2015, an increase of $94 million during the quarter, and an increase of $386 million during the last 12 months. Pre-tax income was $16.8 million and $14.8 million for the three months ended September 30, 2015 and 2014, respectively, and $50.3 million and $44.7 million for the nine months ended September 30, 2015 and 2014, respectively.
Nevada reported a gross loan balance of $1.78 billion at September 30, 2015, an increase of $18 million during the quarter, and an increase of $99 million during the last 12 months. Deposits were $3.33 billion at September 30, 2015, an increase of $13 million during the quarter, and an increase of $136 million during the last 12 months. Pre-tax income was $19.9 million and $21.2 million for the three months ended September 30, 2015 and 2014, respectively, and $57.0 million and $55.4 million for the nine months ended September 30, 2015 and 2014, respectively.
Southern California reported a gross loan balance of $1.71 billion at September 30, 2015, an increase of $48 million during the quarter, and an increase of $177 million during the last 12 months. Deposits were $1.94 billion at September 30, 2015, a decrease of $8 million during the quarter, and an increase of $158 million during the last 12 months. Pre-tax income was $13.3 million and $11.9 million for the three months ended September 30, 2015 and 2014, respectively, and $37.6 million and $33.7 million for the nine months ended September 30, 2015 and 2014, respectively.
Northern California reported a gross loan balance of $1.17 billion at September 30, 2015, an increase of $88 million during the quarter, and an increase of $970 million during the last 12 months. Deposits were $1.47 billion at September 30, 2015, a decrease of $80 million during the quarter, and an increase of $901 million during the last 12 months. Results of operations for Northern California include the Company's two previously existing northern California branch operations and the results of operations of Bridge (excluding certain business lines reflected in the CBL segment) beginning on July 1, 2015. Pre-tax income was $12.3 million and $1.6 million for the three months ended September 30, 2015 and 2014, respectively, and $17.8 million and $4.0 million for the nine months ended September 30, 2015 and 2014, respectively.
CBL reported a gross loan balance of $3.39 billion at September 30, 2015, flat from the prior quarter, and an increase of $1.13 billion during the last 12 months. Deposits were $2.03 billion at September 30, 2015, an increase of $85 million during the quarter, and an increase of $1.12 billion during the last 12 months. Pre-tax income was $26.1 million and $9.6 million for the three months ended September 30, 2015 and 2014, respectively, and $53.4 million and $21.7 million for the nine months ended September 30, 2015 and 2014, respectively.
Acquisition of Bridge Capital Holdings
The balance sheet of Bridge was consolidated into the Company on June 30, 2015 and the results of Bridge's operations are reflected in the Company's results beginning on July 1, 2015. Goodwill related to the acquisition of Bridge totaled $266.1 million as of September 30, 2015, inclusive of a $6.5 million increase for measurement period adjustments. The estimated fair values of certain net assets are still preliminary and are subject to additional measurement period adjustments.
Effective as of the third quarter 2015, the Company elected early adoption of Accounting Standards Update 2015-16, an amended Financial Accounting Standards Board standard related to the accounting for measurement period adjustments resulting from business combinations. Under the amended standard, adjustments to provisional amounts that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined rather than retrospectively adjusting the provisional amounts at the acquisition date and revising comparative information for prior periods presented in the financial statements. Accordingly, all measurement period adjustments identified during the quarter have been recognized in the current reporting period.
Attached to this press release is summarized financial information for the quarter ended September 30, 2015.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2015 financial results at 12:00 p.m. ET on Friday, October 16, 2015. Participants may access the call by dialing 1-888-317-6003 and using passcode 3606316 or via live audio webcast using the website link http://services.choruscall.com/links/wal151016. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 16th through 9:00 a.m. ET November 16th by dialing 1-877-344-7529 passcode: 10071677.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to Bridge Capital Holdings, the performance of the combined company following the acquisition of Bridge, and any guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $10 billion in assets, top-performing Western Alliance Bancorporation (NYSE: WAL) is one of the fastest-growing bank holding companies in the U.S. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior, personalized service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Renewable Energy Group, Equity Fund Resources, Life Sciences Group, Mortgage Warehouse Lending, Public Finance, Resort Finance, Technology Finance and Alliance Association Bank. For more information visit westernalliancebancorp.com. For more information visit westernalliancebancorp.com.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	September 30, 2015	September 30, 2014	Change %
	(in millions)
Total assets	$13,955.5	$10,288.8	35.6%
Total loans, net of deferred fees	10,788.3	7,929.5	36.1
Securities and money market investments	1,993.6	1,597.3	24.8
Total deposits	11,610.4	8,697.6	33.5
Borrowings	300.0	330.8	(9.3)
Qualifying debt	206.8	41.8	394.7
Stockholders' equity	1,583.7	1,003.1	57.9
Tangible common equity, net of tax (1)	1,213.7	837.1	45.0

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2015	2014	Change %	2015	2014	Change %
	(in thousands)			(in thousands)
Interest income	$146,233	$105,554	38.5%	$373,813	$306,228	22.1%
Interest expense	8,826	7,481	18.0	24,580	23,480	4.7
Net interest income	137,407	98,073	40.1	349,233	282,748	23.5
Provision for credit losses	—	419	(100.0)	700	4,426	(84.2)
Net interest income after provision for credit losses	137,407	97,654	40.7	348,533	278,322	25.2
Non-interest income	13,826	6,073	127.7	17,568	16,229	8.3
Non-interest expense	72,916	49,859	46.2	188,158	151,572	24.1
Income from continuing operations before income taxes	78,317	53,868	45.4	177,943	142,979	24.5
Income tax expense	19,183	12,949	48.1	43,900	34,279	28.1
Income from continuing operations	59,134	40,919	44.5	134,043	108,700	23.3
Loss on discontinued operations, net of tax	—	—	—	—	(1,158)	(100.0)
Net income	$59,134	$40,919	44.5	$134,043	$107,542	24.6
Diluted earnings per share from continuing operations	$0.58	$0.46	26.1	$1.44	$1.23	17.1
Diluted loss per share from discontinued operations	—	—		—	(0.01)
Diluted earnings per share available to common stockholders	$0.58	$0.46	26.1	$1.44	$1.22	18.0

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended September 30,			At or for the Nine Months Ended September 30,
	2015	2014	Change %	2015	2014	Change %
Diluted earnings per share available to common stockholders	$0.58	$0.46	26.1%	$1.44	$1.22	18.0%
Book value per common share	$14.79	$9.81	50.8
Tangible book value per share, net of tax (1)	$11.86	$9.53	24.4
Average shares outstanding (in thousands):
Basic	100,776	86,723	16.2	92,345	86,495	6.8%
Diluted	101,520	87,572	15.9	92,932	87,345	6.4
Common shares outstanding	102,305	87,849	16.5

Selected Performance Ratios:
Return on average assets (2)	1.73%	1.63%	6.1%	1.50%	1.47%	2.0%
Return on average tangible common equity (1, 2)	20.12	19.91	1.1	14.03	18.66	(24.8)
Net interest margin (2)	4.59	4.43	3.6	4.45	4.41	0.9
Net interest spread	4.43	4.30	3.0	4.31	4.27	0.9
Efficiency ratio - tax equivalent basis (1)	46.84	47.05	(0.4)	46.12	49.04	(6.0)
Loan to deposit ratio	92.92	91.17	1.9

Asset Quality Ratios:
Net recoveries to average loans outstanding (2)	(0.08)%	(0.15)%	(46.7)%	(0.09)%	(0.09)%	—%
Nonaccrual loans to gross loans	0.44	0.95	(53.7)
Nonaccrual loans and repossessed assets to total assets	0.76	1.23	(38.2)
Loans past due 90 days and still accruing to total loans	0.05	0.04	25.0
Allowance for credit losses to gross loans	1.09	1.38	(21.0)
Allowance for credit losses to nonaccrual loans	245.48	145.37	68.9

Capital Ratios (1):
	Basel III		Basel I
	September 30, 2015	June 30, 2015	September 30, 2014
Tangible common equity	8.9%	8.7%	8.2%
Common Equity Tier 1 (3)	9.1	9.1	9.0
Tier 1 Leverage ratio (3)	9.9	10.0	10.1
Tier 1 Capital (3)	10.1	10.2	11.0
Total Capital (3)	12.1	12.2	12.2

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three and nine month periods ended September 30, 2015 and 2014.
(3)	Basel III capital ratios are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollars in thousands)
Interest income:
Loans	$133,087	$94,436	$338,946	$271,823
Investment securities	12,039	10,535	31,103	32,754
Other	1,107	583	3,764	1,651
Total interest income	146,233	105,554	373,813	306,228
Interest expense:
Deposits	5,550	5,172	16,058	14,767
Borrowings	1,268	1,866	5,622	7,406
Qualifying debt	2,008	443	2,900	1,307
Total interest expense	8,826	7,481	24,580	23,480
Net interest income	137,407	98,073	349,233	282,748
Provision for credit losses	—	419	700	4,426
Net interest income after provision for credit losses	137,407	97,654	348,533	278,322
Non-interest income:
Service charges	4,327	2,457	10,344	7,777
Bank owned life insurance	984	1,136	2,733	3,044
(Losses) gains on sales of investment securities, net	(62)	181	582	384
Unrealized gains (losses) on assets and liabilities measured at fair value, net	5,371	896	(2,684)	(145)
Loss on extinguishment of debt	—	(502)	(81)	(502)
Other	3,206	1,905	6,674	5,671
Total non-interest income	13,826	6,073	17,568	16,229
Non-interest expenses:
Salaries and employee benefits	43,660	32,230	108,607	93,536
Occupancy	5,915	4,479	15,677	13,458
Legal, professional and directors' fees	4,052	3,022	12,658	10,853
Data Processing	4,338	2,404	10,147	7,713
Insurance	3,375	1,996	7,739	6,476
Loan and repossessed asset expenses	1,099	901	3,473	2,937
Card expense	757	609	1,844	1,739
Marketing	747	378	1,587	1,443
Intangible amortization	704	281	1,266	1,180
Net gain on sales and valuations of repossessed and other assets	(104)	(1,874)	(1,673)	(4,251)
Acquisition / restructure expense	835	15	8,836	198
Other	7,538	5,418	17,997	16,290
Total non-interest expense	72,916	49,859	188,158	151,572
Income from continuing operations before income taxes	78,317	53,868	177,943	142,979
Income tax expense	19,183	12,949	43,900	34,279
Income from continuing operations	$59,134	$40,919	$134,043	$108,700
Loss from discontinued operations, net of tax	—	—	—	(1,158)
Net income	$59,134	$40,919	$134,043	$107,542
Preferred stock dividends	176	353	599	1,058
Net income available to common stockholders	$58,958	$40,566	$133,444	$106,484
Diluted net income per share	$0.58	$0.46	$1.44	$1.22

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in thousands, except per share data)
Interest income:
Loans	$133,087	$105,468	$100,391	$99,099	$94,436
Investment securities	12,039	9,276	9,788	10,455	10,535
Other	1,107	1,874	783	597	583
Total interest income	146,233	116,618	110,962	110,151	105,554
Interest expense:
Deposits	5,550	5,362	5,146	5,245	5,172
Borrowings	1,268	2,087	2,267	2,314	1,866
Qualifying debt	2,008	451	441	447	443
Total interest expense	8,826	7,900	7,854	8,006	7,481
Net interest income	137,407	108,718	103,108	102,145	98,073
Provision for credit losses	—	—	700	300	419
Net interest income after provision for credit losses	137,407	108,718	102,408	101,845	97,654
Non-interest income:
Service charges	4,327	3,128	2,889	2,791	2,457
Bank owned life insurance	984	772	977	1,464	1,136
(Losses) gains on sales of investment securities, net	(62)	55	589	373	181
Unrealized gains (losses) on assets and liabilities measured at fair value, net	5,371	(7,746)	(309)	1,357	896
Loss on extinguishment of debt	—	(81)	—	—	(502)
Other	3,206	1,681	1,787	2,432	1,905
Total non-interest income	13,826	(2,191)	5,933	8,417	6,073
Non-interest expenses:
Salaries and employee benefits	43,660	32,406	32,541	33,094	32,230
Occupancy	5,915	4,949	4,813	4,698	4,479
Legal, professional, and directors' fees	4,052	4,611	3,995	3,425	3,022
Data Processing	4,338	2,683	3,126	2,345	2,404
Insurance	3,375	2,274	2,090	2,386	1,996
Loan and repossessed asset expenses	1,099	1,284	1,090	1,486	901
Card expense	757	613	474	678	609
Marketing	747	463	377	857	378
Intangible amortization	704	281	281	281	281
Net gain on sales and valuations of repossessed and other assets	(104)	(1,218)	(351)	(1,102)	(1,874)
Acquisition / restructure expense	835	7,842	159	—	15
Other	7,538	5,021	5,438	7,594	5,418
Total non-interest expense	72,916	61,209	54,033	55,742	49,859
Income from continuing operations before income taxes	78,317	45,318	54,308	54,520	53,868
Income tax expense	19,183	10,599	14,118	14,111	12,949
Net income	$59,134	$34,719	$40,190	$40,409	$40,919
Preferred stock dividends	176	247	176	329	353
Net Income available to common stockholders	$58,958	$34,472	$40,014	$40,080	$40,566
Diluted net income per share	$0.58	$0.39	$0.45	$0.46	$0.46

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in millions)
Assets:
Cash and due from banks	$325.4	$700.2	$492.4	$164.4	$258.8
Securities purchased under agreement to resell	—	58.1	—	—	—
Cash and cash equivalents	325.4	758.3	492.4	164.4	258.8
Securities and money market investments	1,993.6	1,531.9	1,453.7	1,547.8	1,597.3
Loans held for sale	24.4	39.4	—	—	—
Loans held for investment:
Commercial	4,960.4	4,759.7	3,725.2	3,532.3	3,293.2
Commercial real estate - non-owner occupied	2,210.7	2,195.0	2,113.8	2,052.6	1,993.3
Commercial real estate - owner occupied	2,123.6	2,019.3	1,818.0	1,732.9	1,620.3
Construction and land development	1,121.9	1,002.7	842.9	748.1	671.8
Residential real estate	320.7	320.6	292.2	299.4	317.5
Consumer	26.6	24.0	26.5	33.0	33.4
Gross loans and deferred fees, net	10,763.9	10,321.3	8,818.6	8,398.3	7,929.5
Allowance for credit losses	(117.1)	(115.1)	(112.1)	(110.2)	(109.2)
Loans, net	10,646.8	10,206.2	8,706.5	8,288.1	7,820.3
Premises and equipment, net	121.7	116.0	114.3	113.8	112.1
Other assets acquired through foreclosure, net	57.7	59.3	63.8	57.1	51.8
Bank owned life insurance	161.7	161.1	142.9	142.0	143.2
Goodwill and other intangibles, net	305.8	300.0	25.6	25.9	26.2
Other assets	318.4	297.9	252.7	261.4	279.1
Total assets	$13,955.5	$13,470.1	$11,251.9	$10,600.5	$10,288.8
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$4,077.5	$3,924.4	$2,657.4	$2,288.0	$2,246.7
Interest bearing:
Demand	1,024.5	1,001.3	936.5	854.9	809.4
Savings and money market	4,672.6	4,733.9	4,121.0	3,869.7	3,685.0
Time certificates	1,835.8	1,747.1	1,947.4	1,918.4	1,956.5
Total deposits	11,610.4	11,406.7	9,662.3	8,931.0	8,697.6
Customer repurchase agreements	53.2	42.2	47.2	54.9	53.0
Total customer funds	11,663.6	11,448.9	9,709.5	8,985.9	8,750.6
Securities sold short	—	57.6	—	—	—
Borrowings	300.0	69.5	275.2	390.3	330.8
Qualifying debt	206.8	208.4	40.7	40.4	41.8
Accrued interest payable and other liabilities	201.4	171.0	175.2	183.0	162.5
Total liabilities	12,371.8	11,955.4	10,200.6	9,599.6	9,285.7
Stockholders' Equity:
Preferred stock	70.5	70.5	70.5	70.5	141.0
Common stock and additional paid-in capital	1,273.7	1,269.0	831.9	828.3	807.2
Retained earnings	218.9	159.9	125.5	85.5	45.4
Accumulated other comprehensive income	20.6	15.3	23.4	16.6	9.5
Total stockholders' equity	1,583.7	1,514.7	1,051.3	1,000.9	1,003.1
Total liabilities and stockholders' equity	$13,955.5	$13,470.1	$11,251.9	$10,600.5	$10,288.8

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in thousands)
Balance, beginning of period	$115,056	$112,098	$110,216	$109,161	$105,937
Provision for credit losses	—	—	700	300	419
Recoveries of loans previously charged-off:
Commercial and industrial	1,147	681	916	1,499	1,053
Commercial real estate - non-owner occupied	968	335	277	229	1,226
Commercial real estate - owner occupied	433	1,403	106	43	553
Construction and land development	329	1,373	157	1,268	182
Residential real estate	232	1,184	533	261	768
Consumer	24	24	40	64	34
Total recoveries	3,133	5,000	2,029	3,364	3,816
Loans charged-off:
Commercial and industrial	1,109	1,771	393	1,743	110
Commercial real estate - non-owner occupied	—	—	—	—	158
Commercial real estate - owner occupied	—	—	—	270	35
Construction and land development	—	—	—	8	—
Residential real estate	8	218	400	377	423
Consumer	—	53	54	211	285
Total loans charged-off	1,117	2,042	847	2,609	1,011
Net loan recoveries	(2,016)	(2,958)	(1,182)	(755)	(2,805)
Balance, end of period	$117,072	$115,056	$112,098	$110,216	$109,161

Net recoveries to average loans outstanding - annualized	(0.08)%	(0.13)%	(0.06)%	(0.04)%	(0.15)%
Allowance for credit losses to gross loans	1.09	1.11	1.27	1.31	1.38
Nonaccrual loans	$47,692	$59,425	$60,742	$67,659	$75,092
Repossessed assets	57,719	59,335	63,759	57,150	51,787
Loans past due 90 days, still accruing	5,550	8,284	3,730	5,132	3,558
Loans past due 30 to 89 days, still accruing	19,630	4,006	14,137	9,804	16,500
Classified loans on accrual	108,341	101,165	76,090	90,393	107,776
Special mention loans	153,431	132,313	100,345	97,504	98,265

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$10,505.7	$133,087	5.31%	$7,644.9	$94,436	5.18%
Securities (1)	1,862.4	12,039	2.98	1,575.7	10,535	3.11
Other	322.2	1,107	1.37	203.1	583	1.15
Total interest earning assets	12,690.3	146,233	4.87	9,423.7	105,554	4.75
Non-interest earning assets
Cash and due from banks	158.4			137.6
Allowance for credit losses	(116.1)			(107.0)
Bank owned life insurance	161.1			142.7
Other assets	772.1			458.3
Total assets	$13,665.8			$10,055.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,004.7	$447	0.18%	$810.3	$400	0.20%
Savings and money market	4,723.5	3,245	0.27	3,659.9	2,809	0.31
Time certificates of deposit	1,763.5	1,858	0.42	1,763.8	1,963	0.45
Total interest-bearing deposits	7,491.7	5,550	0.30	6,234.0	5,172	0.33
Short-term borrowings	282.0	1,268	1.80	119.9	219	0.73
Long-term debt	—	—	—	272.0	1,647	2.42
Qualifying debt	197.8	2,008	4.06	42.7	443	4.15
Total interest-bearing liabilities	7,971.5	8,826	0.44	6,668.6	7,481	0.45
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	3,961.3			2,241.4
Other liabilities	183.4			155.8
Stockholders’ equity	1,549.6			989.5
Total liabilities and stockholders' equity	$13,665.8			$10,055.3
Net interest income and margin		$137,407	4.59%		$98,073	4.43%
Net interest spread			4.43%			4.30%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $8,183 and $6,348 for the three months ended September 30, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$9,309.2	$338,946	5.12%	$7,241.6	$271,823	5.24%
Securities (1)	1,590.1	31,103	3.03	1,618.8	32,754	3.11
Other	257.9	3,764	1.95	235.2	1,651	0.94
Total interest earnings assets	11,157.2	373,813	4.75	9,095.6	306,228	4.75
Non-interest earning assets
Cash and due from banks	131.9			138.9
Allowance for credit losses	(114.0)			(104.4)
Bank owned life insurance	149.0			141.8
Other assets	561.2			450.3
Total assets	$11,885.3			$9,722.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$965.8	$1,256	0.17%	$789.1	$1,169	0.20%
Savings and money market	4,286.9	8,997	0.28	3,566.0	8,063	0.30
Time certificates of deposits	1,843.9	5,805	0.42	1,695.1	5,535	0.44
Total interest-bearing deposits	7,096.6	16,058	0.30	6,050.2	14,767	0.33
Short-term borrowings	212.8	4,821	3.02	174.2	565	0.43
Long-term debt	102.5	801	1.04	284.6	6,841	3.20
Qualifying debt	94.7	2,900	4.08	42.5	1,307	4.10
Total interest-bearing liabilities	7,506.6	24,580	0.44	6,551.5	23,480	0.48
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,985.1			2,114.4
Other liabilities	169.7			120.3
Stockholders’ equity	1,223.9			936.0
Total liabilities and stockholders' equity	$11,885.3			$9,722.2
Net interest income and margin		$349,233	4.45%		$282,748	4.41%
Net interest spread			4.31%			4.27%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $23,450 and $18,082 for the nine months ended September 30, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheets:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
At September 30, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2.1	$10.4	$2.1	$2.6	$—	$2,301.8	$2,319.0
Loans, net of deferred loan fees and costs	2,705.8	1,779.4	1,708.2	1,165.0	3,390.4	39.5	10,788.3
Less: allowance for credit losses	(29.4)	(19.4)	(18.6)	(12.4)	(36.9)	(0.4)	(117.1)
Total loans	2,676.4	1,760.0	1,689.6	1,152.6	3,353.5	39.1	10,671.2
Other assets acquired through foreclosure, net	22.2	20.7	—	0.6	—	14.2	57.7
Goodwill and other intangible assets, net	—	25.0	—	158.5	122.2	0.1	305.8
Other assets	48.6	61.4	15.4	15.0	23.7	437.7	601.8
Total assets	$2,749.3	$1,877.5	$1,707.1	$1,329.3	$3,499.4	$2,792.9	$13,955.5
Liabilities:
Deposits	$2,463.7	$3,329.9	$1,938.5	$1,470.1	$2,030.4	$377.8	$11,610.4
Borrowings and qualifying debt	—	—	—	—	—	506.8	506.8
Other liabilities	18.7	32.6	12.2	11.8	85.2	94.1	254.6
Total liabilities	2,482.4	3,362.5	1,950.7	1,481.9	2,115.6	978.7	12,371.8
Allocated equity:	294.7	248.2	187.3	291.3	412.6	149.6	1,583.7
Total liabilities and stockholders' equity	$2,777.1	$3,610.7	$2,138.0	$1,773.2	$2,528.2	$1,128.3	$13,955.5
Excess funds provided (used)	27.8	1,733.2	430.9	443.9	(971.2)	(1,664.6)	—

No. of offices	11	18	9	2	7	—	47
No. of full-time equivalent employees	225	282	201	189	146	372	1,415

At December 31, 2014
Assets:
Cash, cash equivalents, and investment securities	$2.3	$5.0	$2.2	$0.3	$—	$1,702.4	$1,712.2
Loans, net of deferred loan fees and costs	2,341.9	1,668.7	1,553.1	198.6	2,590.0	46.0	8,398.3
Less: allowance for credit losses	(30.7)	(21.9)	(17.9)	(5.1)	(34.0)	(0.6)	(110.2)
Total loans	2,311.2	1,646.8	1,535.2	193.5	2,556.0	45.4	8,288.1
Other assets acquired through foreclosure, net	15.5	21.0	—	—	—	20.6	57.1
Goodwill and other intangible assets, net	—	25.9	—	—	—	—	25.9
Other assets	34.8	64.2	6.2	15.3	22.9	373.8	517.2
Total assets	$2,363.8	$1,762.9	$1,543.6	$209.1	$2,578.9	$2,142.2	$10,600.5
Liabilities:
Deposits	$2,178.0	$3,230.6	$1,744.5	$584.0	$946.6	$247.3	$8,931.0
Other borrowings	—	—	—	—	—	390.3	390.3
Other liabilities	17.4	40.8	8.9	0.2	72.4	138.6	278.3
Total liabilities	2,195.4	3,271.4	1,753.4	584.2	1,019.0	776.2	9,599.6
Allocated equity:	250.8	209.0	70.9	126.8	232.9	110.5	1,000.9
Total liabilities and stockholders' equity	$2,446.2	$3,480.4	$1,824.3	$711.0	$1,251.9	$886.7	$10,600.5
Excess funds provided (used)	82.4	1,717.5	280.7	501.9	(1,327.0)	(1,255.5)	—

No. of offices	11	18	9	2	—	—	40
No. of full-time equivalent employees	215	295	198	29	99	295	1,131

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(dollars in millions)
At September 30, 2014
Assets:
Cash, cash equivalents, and investment securities	$2.1	$5.3	$2.1	$0.2	$—	$1,846.4	$1,856.1
Loans, net of deferred loan fees and costs	2,204.9	1,680.1	1,531.0	194.7	2,264.9	53.9	7,929.5
Less: allowance for credit losses	(30.4)	(23.1)	(18.7)	(5.1)	(31.2)	(0.7)	(109.2)
Total loans	2,174.5	1,657.0	1,512.3	189.6	2,233.7	53.2	7,820.3
Other assets acquired through foreclosure, net	13.5	19.2	—	—	—	19.1	51.8
Goodwill and other intangible assets, net	—	26.2	—	—	—	—	26.2
Other assets	44.6	69.2	30.7	10.3	20.5	359.1	534.4
Total assets	$2,234.7	$1,776.9	$1,545.1	$200.1	$2,254.2	$2,277.8	$10,288.8
Liabilities:
Deposits	$2,077.4	$3,193.8	$1,780.6	$569.3	$906.0	$170.5	$8,697.6
Other borrowings	—	—	—	—	—	330.8	330.8
Other liabilities	21.2	41.7	10.6	0.2	42.1	141.5	257.3
Total liabilities	2,098.6	3,235.5	1,791.2	569.5	948.1	642.8	9,285.7
Allocated equity:	236.9	209.0	78.8	118.2	203.9	156.3	1,003.1
Total liabilities and stockholders' equity	$2,335.5	$3,444.5	$1,870.0	$687.7	$1,152.0	$799.1	$10,288.8
Excess funds provided (used)	100.8	1,667.6	324.9	487.6	(1,102.2)	(1,478.7)	—

No. of offices	10	18	9	2	—	—	39
No. of full-time equivalent employees	216	301	198	25	93	287	1,120

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended September 30, 2015:
Net interest income (expense)	$32,920	$30,875	$24,146	$24,012	$37,347	$(11,893)	$137,407
Provision for credit losses	1,964	(2,376)	(442)	1,390	(488)	(48)	—
Net interest income (expense) after provision for credit losses	30,956	33,251	24,588	22,622	37,835	(11,845)	137,407
Non-interest income	962	2,199	586	2,484	1,435	6,160	13,826
Non-interest expense	(15,160)	(15,513)	(11,909)	(12,846)	(13,127)	(4,361)	(72,916)
Income (loss) from continuing operations before income taxes	16,758	19,937	13,265	12,260	26,143	(10,046)	78,317
Income tax expense (benefit)	6,574	6,978	5,578	5,156	9,804	(14,907)	19,183
Net income	$10,184	$12,959	$7,687	$7,104	$16,339	$4,861	$59,134

Nine Months Ended September 30, 2015:
Net interest income (expense)	$93,996	$90,030	$70,706	$33,681	$85,089	$(24,269)	$349,233
Provision for (recovery of) credit losses	2,122	(5,175)	(176)	1,876	2,172	(119)	700
Net interest income (expense) after provision for credit losses	91,874	95,205	70,882	31,805	82,917	(24,150)	348,533
Non-interest income	2,909	6,852	2,101	2,806	2,472	428	17,568
Non-interest expense	(44,521)	(45,020)	(35,387)	(16,776)	(31,950)	(14,504)	(188,158)
Income (loss) from continuing operations before income taxes	50,262	57,037	37,596	17,835	53,439	(38,226)	177,943
Income tax expense (benefit)	19,718	19,963	15,809	7,500	20,040	(39,130)	43,900
Net income	$30,544	$37,074	$21,787	$10,335	$33,399	$904	$134,043

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended September 30, 2014:
Net interest income (expense)	$28,417	$29,880	$23,429	$2,401	$18,861	$(4,915)	$98,073
Provision for credit losses	330	(3,040)	96	—	3,294	(261)	419
Net interest income (expense) after provision for credit losses	28,087	32,920	23,333	2,401	15,567	(4,654)	97,654
Non-interest income	774	2,126	849	40	513	1,771	6,073
Non-interest expense	(14,108)	(13,873)	(12,301)	(885)	(6,477)	(2,215)	(49,859)
Income (loss) from continuing operations before income taxes	14,753	21,173	11,881	1,556	9,603	(5,098)	53,868
Income tax expense (benefit)	5,787	7,411	4,995	654	3,601	(9,499)	12,949
Net income	$8,966	$13,762	$6,886	$902	$6,002	$4,401	$40,919

Nine Months Ended September 30, 2014:
Net interest income (expense)	$84,236	$87,834	$66,610	$6,714	$49,051	$(11,697)	$282,748
Provision for credit losses	1,891	(5,935)	(921)	—	8,931	460	4,426
Net interest income (expense) after provision for credit losses	82,345	93,769	67,531	6,714	40,120	(12,157)	278,322
Non-interest income	2,484	6,510	2,866	105	1,238	3,026	16,229
Non-interest expense	(40,161)	(44,878)	(36,661)	(2,772)	(19,625)	(7,475)	(151,572)
Income (loss) from continuing operations before income taxes	44,668	55,401	33,736	4,047	21,733	(16,606)	142,979
Income tax expense (benefit)	17,521	19,392	14,184	1,702	8,150	(26,670)	34,279
Income from continuing operations	27,147	36,009	19,552	2,345	13,583	10,064	108,700
Loss from discontinued operations, net	—	—	—	—	—	(1,158)	(1,158)
Net income	$27,147	$36,009	$19,552	$2,345	$13,583	$8,906	$107,542

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Tax, Pre-Provision Operating Earnings by Quarter:
	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in thousands)
Total non-interest income	$13,826	$(2,191)	$5,933	$8,417	$6,073
Less:
(Losses) gains on sales of investment securities, net	(62)	55	589	373	181
Unrealized gains (losses) on assets and liabilities measured at fair value, net	5,371	(7,746)	(309)	1,357	896
Loss on extinguishment of debt	—	(81)	—	—	(502)
Total operating non-interest income	8,517	5,581	5,653	6,687	5,498
Plus: net interest income	137,407	108,718	103,108	102,145	98,073
Net operating revenue (1)	$145,924	$114,299	$108,761	$108,832	$103,571

Total non-interest expense	$72,916	$61,209	$54,033	$55,742	$49,859
Less:
Net gain on sales and valuations of repossessed and other assets	(104)	(1,218)	(351)	(1,102)	(1,874)
Acquisition / restructure expense	835	7,842	159	—	15
Total operating non-interest expense (1)	$72,185	$54,585	$54,225	$56,844	$51,718

Pre-tax, pre-provision operating earnings (2)	$73,739	$59,714	$54,536	$51,988	$51,853

Tangible Common Equity:
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(dollars and shares in thousands)
Total stockholders' equity	$1,583,698	$1,514,744	$1,051,330	$1,000,928	$1,003,122
Less: goodwill and intangible assets	305,767	299,975	25,632	25,913	26,194
Total tangible stockholders' equity	1,277,931	1,214,769	1,025,698	975,015	976,928
Less: preferred stock	70,500	70,500	70,500	70,500	141,000
Total tangible common equity	1,207,431	1,144,269	955,198	904,515	835,928
Plus: deferred tax - attributed to intangible assets	6,290	6,515	903	1,006	1,138
Total tangible common equity, net of tax	$1,213,721	$1,150,784	$956,101	$905,521	$837,066
Total assets	$13,955,570	$13,470,104	$11,251,943	$10,600,498	$10,288,824
Less: goodwill and intangible assets, net	305,767	299,975	25,632	25,913	26,194
Tangible assets	13,649,803	13,170,129	11,226,311	10,574,585	10,262,630
Plus: deferred tax - attributed to intangible assets	6,290	6,515	903	1,006	1,138
Total tangible assets, net of tax	$13,656,093	$13,176,644	$11,227,214	$10,575,591	$10,263,768
Tangible common equity ratio (3)	8.9%	8.7%	8.5%	8.6%	8.2%
Common shares outstanding	102,305	102,291	89,180	88,691	87,849
Tangible book value per share, net of tax (4)	$11.86	$11.25	$10.72	$10.21	$9.53

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in thousands)
Total operating non-interest expense	$72,185	$54,585	$54,225	$56,844	$51,718
Divided by:
Total net interest income	137,407	108,718	103,108	102,145	98,073
Plus:
Tax equivalent interest adjustment	8,183	7,878	7,389	6,489	6,348
Operating non-interest income	8,517	5,581	5,653	6,687	5,498
	$154,107	$122,177	$116,150	$115,321	$109,919
Efficiency ratio - tax equivalent basis (5)	46.8%	44.7%	46.7%	49.3%	47.1%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
	(in thousands)
Allowance for credit losses	$117,072	$115,056	$112,098	$110,216	$109,161
Plus: remaining credit marks
Acquired performing loans	14,299	16,405	2,150	2,335	2,593
Purchased credit impaired loans	11,347	8,643	8,770	9,279	10,788
Adjusted allowance for credit losses	$142,718	$140,104	$123,018	$121,830	$122,542

Gross loans held for investment and deferred fees, net	$10,763,939	$10,321,221	$8,818,554	$8,398,265	$7,929,520
Plus: remaining credit marks
Acquired performing loans	14,299	16,405	2,150	2,335	2,593
Purchased credit impaired loans	11,347	8,643	8,770	9,279	10,788
Adjusted loans, net of deferred fees and costs	$10,789,585	$10,346,269	$8,829,474	$8,409,879	$7,942,901

Allowance for credit losses to gross loans	1.09%	1.11%	1.27%	1.31%	1.38%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.32	1.35	1.39	1.45	1.54

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

Basel III
September 30, 2015
(in thousands)
Common Equity Tier 1:
Common equity	$1,513,198
Less:
Accumulated other comprehensive income	20,643
Non-qualifying goodwill and intangibles	295,425
Disallowed unrealized losses on equity securities	102
Disallowed deferred tax asset	5,067
Unrealized gain on trust preferred securities	7,255
Common equity Tier 1 (regulatory) (7) (10)	$1,184,706

Plus:
Trust preferred securities	81,500
Preferred stock	70,500
Less:
Disallowed deferred tax asset	7,600
Unrealized gain on trust preferred securities	10,884
Tier 1 capital (8) (10)	$1,318,222

Divided by: estimated risk-weighted assets (regulatory (8) (10)	$13,031,067

Common equity Tier 1 ratio (8) (10)	9.1%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,318,222
Plus:
Subordinated debt	142,004
Qualifying allowance for credit losses	117,072
Other	3,296
Less: Tier 2 qualifying capital deductions	—
Tier 2 capital	$262,372

Total capital	$1,580,594

Classified asset to common equity Tier 1 plus allowance:
Classified assets	$224,148
Divided by:
Common equity Tier 1 (regulatory) (7) (10)	1,184,706
Plus: Allowance for credit losses	117,072
Total Common equity Tier 1 plus allowance for credit losses	$1,301,778

Classified assets to common equity Tier 1 plus allowance (9) (10)	17%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, as under U.S. GAAP, a company's allowance for credit losses is not carried over in an acquisition, rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476